UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 16, 2024

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10865 Road to the Cure, Suite 150, San Diego, California (Address of principal executive offices)	92121 (Zip Code)

(858) 727-1755

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CAPR	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2024, Capricor Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co. and Oppenheimer & Co. Inc. as representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to sell and issue, in a public offering (the “Offering”), an aggregate of 4,412,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), to the Underwriters at a public offering price of $17.00 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 661,800 additional shares of Common Stock (the “Option”). The Company intends to use the net proceeds from this offering on the continued development of its product candidates, manufacturing of its product candidates, working capital and general corporate purposes.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-280229) that was filed with the Securities and Exchange Commission on June 14, 2024, as amended by Post-Effective Amendment No. 1 to Form S-3 Registration Statement filed with the SEC on October 16, 2024, and a prospectus supplement dated October 16, 2024. The Offering is expected to close on October 18, 2024, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Sidley Austin LLP, counsel to the Company, relating to the shares of Common Stock issued in the offering is attached as Exhibit 5.1 to this report.

Item 7.01 Regulation FD Disclosure.

On October 17, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release has been filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated October 16, 2024, by and among Capricor Therapeutics, Inc., Piper Sandler & Co. and Oppenheimer & Co. Inc.

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

99.1	Press Release, titled “Capricor Therapeutics Announces Pricing of Approximately $75 Million Public Offering of Common Stock”, dated October 17, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: October 17, 2024	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

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